UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2010

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)

(315) 797-8375
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On November 30, 2010, CONMED Corporation (the “Company”), as a borrower, entered into the First Amendment to the Amended and Restated Credit Agreement (the “Amendment”) providing for an expanded revolving credit commitment of $250.0 million among the Company, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent (the “Agent”), and JP Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (successor by merger to Banc of America Securities LLC) as lead arrangers and joint bookrunners. The Amendment comprises commitments from 10 financial institutions which expire on November 30, 2015, at which time all outstanding amounts under the revolving line of credit will be due and payable. There is $49.0 million outstanding under the revolving credit facility.

     Certain of the lenders, agents and other parties to the Amendment, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the company and its subsidiaries. Such lenders, agents and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

     The foregoing description of the Amendment and related matters is qualified in its entirety by reference to the Amendment, which will be filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9               Financial Statements and Exhibits
Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is included herewith:

Exhibit No.                      Description of Exhibit

10.1	First Amendment to Amended and Restated Credit Agreement dated November 30, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	Robert D. Shallish, Jr.
Vice President – Finance and
Chief Financial Officer

Date:            November 30, 2010